Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of NF Energy Saving Corporation (the "Company") for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gang Li, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to 906 of Sarbanes-Oxley Act of 2002, that, based on my knowledge;
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the fiscal year ended December 31, 2010.

Date: March 25, 2011	By:	/s/ Gang Li
Gang Li
Chief Executive Officer
(Principal Executive Officer)

A singed original of this written statement required by Section 906 of the Sarbanes- Oxley Act of 2002 has been provided to NF Energy Saving Corporation and will be retained by NF Energy Saving Corporation and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-K to which it related, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of NF Energy Saving Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.